                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): January 12, 2006

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             0-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On January 12, 2006, CSP Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and year to date fiscal year 2005 which ended September 30, 2005. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated January 12, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: January 12, 2006 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Exhibit 99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS FOURTH-QUARTER FISCAL 2005 FINANCIAL RESULTS

BILLERICA, MA, January 12, 2006 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the fourth quarter and fiscal year ended September 30, 2005.

For the fourth quarter of fiscal 2005, CSP Inc. reported sales from continuing operations of $13.1 million compared with $14.2 million from continuing operations in the fourth quarter of fiscal 2004. CSP's fourth-quarter loss from continuing operations was $445,000, or $0.12 per diluted share, compared with income from continuing operations of $491,000, or $0.13 per diluted share, for the fourth quarter a year ago.

For the fiscal year ended September 30, 2005, CSP reported sales from continuing operations of $57.5 million compared with sales of $51.4 million from continuing operations for fiscal year 2004. For fiscal year 2005, income from continuing operations was $770,000, or $0.20 per diluted share, compared with income from continuing operation of $1.3 million, or $0.34 per diluted share, for the prior year.

Net loss for the fourth quarter of fiscal year 2005 including discontinued operations was $445,000, or $.12 per diluted share, compared with net income of $523,000, or $.14 per diluted share, for the fourth quarter of fiscal year 2004. For the fiscal year 2005 net income, including discontinued operations was $753,000, or $.20 per diluted share, compared with $1.2 million, or $.32 per diluted share, for the prior fiscal year. The Company's full-year fiscal 2005 financial results include a pretax gain of $114,000 from the previously announced sale of the assets of its Scanalytics subsidiary included in income (loss) from discontinued operations.

"We reported lower year-over-year sales in the fourth fiscal quarter due to a combination of factors," stated President and CEO, Alex Lupinetti. "As expected, we experienced a decrease in Systems revenue from MultiComputers in the fourth fiscal quarter. We had recorded substantial revenue in the first half of the fiscal year associated with shipments from three previous MultiComputer contract wins. Service and Systems Integration revenue for MODCOMP sales in the quarter were affected by the continued softness in the European demand environment and higher-than-expected erosion of its legacy process control maintenance contracts. Lower sales volume and higher cost of sales resulted in a net loss for the fourth fiscal quarter."

Fiscal 2005 Highlights

"During fiscal 2005, we made important investments in both our Service and Systems Integration segment and the Systems segment, attracted new customers to both businesses and grew sales by 12 percent for the full year," continued Lupinetti. "Significant investments in research and development at our MultiComputer business and in our direct sales force at our Systems and Solutions division primarily contributed to a year-over-year decline in operating income for fiscal 2005."

"During fiscal 2005, we invested in the development of a new line of fully ruggedized open source MultiComputers in order to capitalize on the demand for products that can operate effectively in harsh and confined shipboard, airborne and land environments," added Lupinetti. "These new MultiComputers have been very well received and we fulfilled the shipment terms for the first-year of a contract for these products with a major international defense contractor."

"Also driving MultiComputer product sales in fiscal 2005 were shipments to Lockheed Martin for the development and demonstration phase of the U.S. Navy's Advanced Hawkeye E-2D program," said Lupinetti. "Going forward, we will receive royalty payments each time Lockheed Martin builds and ships prototypes."

"Fiscal 2005 also was a successful year at our MODCOMP subsidiary," continued Lupinetti. "We leveraged our expertise in IT systems integration to capitalize on the trend toward the consolidation of servers and associated storage systems and on the growing need for enhanced network security infrastructure. Our Systems and Solutions Division (SSD), which provides best-of-breed solutions in integrated IT environments, continued to perform well throughout fiscal 2005. We capitalized on the demand environment in this area by growing the SSD sales force."

Going Forward

"We are excited by our growth prospects in both of our business segments in fiscal 2006. We look forward to capitalizing on the demand for IT systems integration services and in continuing to grow our SSD sales force to capture a greater share of the integrated IT solutions market. We expect that our investments in Multicomputer products that meet the specific needs of our defense customers will result in sales opportunities in fiscal 2006 and beyond. In fact, we already have received three significant MultiComputer orders and expect to receive revenue relating to these orders in the second fiscal quarter. As we previously anticipated, however, we do not expect to report significant MultiComputer revenue in the first fiscal quarter," concluded Lupinetti.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to the performance of the company and its businesses in fiscal 2006, sales opportunities resulting from investments in multicomputer products, and the ability of the company to capitalize on growth opportunities in fiscal 2006 and beyond. Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, image processing software, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's Web site at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	September 30,
	2005	2004
Assets
Current assets:
Cash and short-term investments	$12,306	$12,895
Accounts receivable, net	6,891	7,161
Inventories	3,711	3,599
Other current assets	923	852
Current assets of discontinued operations	--	169
Total current assets	23,831	24,676
Property, equipment and improvements, net	1,179	1,201
Other assets	5,934	5,001
Non current assets of discontinued operations	--	235
Total assets	$30,944	$31,113

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	7,581	9,171
Current liabilities of discontinued operations	--	82
Total current liabilities	7,581	9,253

Deferred pension and retirement plans	7,129	7,717
Other long term liabilities	166	119

Shareholders' equity	16,068	14,024
Total liabilities and shareholders' equity	$30,944	$31,113

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------//----Twelve months ended----/
	Sept. 30	Sept. 30	Sept. 30	Sept. 30
	2005	2004	2005	2004
Sales:
Product	$10,235	$11,244	$44,161	$39,569
Service	2,898	2965	13,329	11,833
Total sales	13,133	14,209	57,490	51,402

Cost of Sales:
Product	8,459	7,888	34,162	29,600
Service	2,207	2,008	8,871	7,764
Total cost of sales	10,666	9,896	43,033	37,364

Gross profit	2,467	4,313	14,457	14,038

Operating expenses:
Engineering and development	605	720	2,671	2,545
Selling, general & administrative	2,426	2,867	10,725	9,829
Total operating expenses	3,031	3,587	13,396	12,374

Operating income(loss)	(564)	726	1,061	1,664

Other income(expense), net	79	38	226	135

Income from continuing operations before income taxes	(485)	764	1,287	1,799
Income tax expense(benefit)	(40)	273	517	540
Net income(loss) from continuing operations	(445)	491	770	1,259

Income(loss) from discontinued operations	---	32	(17)	(48)

Net Income(loss)	($445)	$523	$753	$1,211

Income per share from continuing operations - basic	($0.12)	$0.14	$0.21	$0.35
Income (loss) per share from discontinued
operations - basic	$0.00	$0.01	$0.00	($0.01)
Net income(loss) per share - basic	($0.12)	$0.15	$0.21	$0.34
Weighted average shares outstanding - basic	3,677	3,570	3,619	3,562

Income(loss) per share from continuing operations - diluted	($0.12)	$0.13	$0.20	$0.34
Income (loss) per share from discontinued
operations - diluted	$0.00	$0.01	$0.00	($0.02)
Net income(loss) per share - diluted	($0.12)	$0.14	$0.20	$0.32
Weighted average shares outstanding - diluted	3,677	3,748	3,775	3,743